Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Mutual Funds

We consent to the use of our report dated December 22, 2011, incorporated herein by reference, on the financial statements of ING Emerging Countries Fund, and ING Emerging Markets Equity Fund, each a series of ING Mutual Funds, and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

Boston, Massachusetts

April 3, 2012